UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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PDC ENERGY, INC.
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April 30, 2019

PDC Energy Successfully Executing on Strategic Plan to Create Shareholder Value

Mails Letter to Shareholders Highlighting Strength of Long-Term Strategy and Operating Plan

Highly-Qualified and Engaged Board Urges Shareholders to Vote “For” All Three of Company’s Nominees on the WHITE Proxy Card

DENVER, CO, April 30, 2019 — PDC Energy, Inc. (“PDC” or the “Company”) (Nasdaq: PDCE) today mailed a letter to shareholders in connection with its 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”), scheduled for May 29, 2019. PDC shareholders of record as of the close of business on April 1, 2019 will be entitled to vote at the 2019 Annual Meeting.

Highlights of the letter include:

•                  Under the leadership of the Board of Directors and management team, the Company has taken decisive steps to reposition the portfolio and operated with excellence through dynamic industry cycles.

•                  PDC’s Board is highly qualified, has demonstrated a commitment to leadership and strong governance, including recent refreshment, and remains open-minded, engages with shareholders and regularly evaluates the business and industry to seek out new ideas and perspectives to create additional value.

•                  Independent industry analysts have recognized PDC’s strategy and the prioritization of free cash flow.

•                  Activist shareholder, Kimmeridge, has brought forward dangerous and ever-changing demands that demonstrate a lack of public company operating experience, a lack of focus and suggests escalating certain ongoing PDC initiatives to levels that threaten the stability of the Company.

The Company’s letter to shareholders can be found at votewhiteforPDC.com/letters. Additional materials regarding the Board’s recommendation for the 2019 Annual Meeting can be found votewhiteforPDC.com.

EVERY SHAREHOLDER’S VOTE IS EXTREMELY IMPORTANT,

NO MATTER HOW MANY SHARES THEY OWN.

Shareholders who have questions or require any assistance voting their shares should contact PDC Energy’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

Banks and Brokers may call collect: (212) 929-5500

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and the Delaware Basin in Reeves and Culberson Counties, Texas.  PDC’s operations are focused in the horizontal Niobrara and Codell plays in the Wattenberg Field and in the Wolfcamp zones in the Delaware Basin.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995 regarding our business, strategy, the 2019 Annual Meeting, and potential nominees for the board of directors. All statements other than statements of historical fact included in and incorporated by reference into this report are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate and similar expressions or variations of such words are intended to identify forward-looking statements herein. Although forward-looking statements contained in this press release reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty.

Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under the heading “Risk Factors,” made in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2019, and other filings with the SEC for further information on risks and uncertainties that could affect our business, financial condition, results of operations and prospects, which are incorporated by this reference as though fully set forth herein. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this press release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

ADDITIONAL INFORMATION

PDC has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for the 2019 Annual Meeting. PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from PDC’s website at http://investor.pdce.com/sec-filings.

CERTAIN INFORMATION REGARDING PARTICIPANTS

PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts:              Investors

Michael Edwards

Senior Director Investor Relations

303-860-5820

michael.edwards@pdce.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Andrew Siegel

212-355-4449

Dear Fellow Shareholder: As the 2019 Annual Meeting of Stockholders of PDC Energy, Inc. (“PDC,” “PDC Energy,” “PDCE,” the “Company,” “we,” or “us”) approaches, we are writing to ask that you vote the WHITE PROXY CARD to protect the value of your investment and ensure that the Company can continue the execution of its plan to create shareholder value. Vote the Enclosed WHITE Proxy Card Today “FOR” All Three of PDC Energy’s Highly Qualified Director Nominees

Over the Last Several Years, PDC Energy Has: 3 Taken decisive steps to reposition the portfolio with diversified and industry-leading assets in high return basins: the Wattenberg Field and Delaware Basin; 3 Operated with excellence under the leadership of our management team through dynamic industry cycles including recent commodity price corrections, emerging as a stronger company positioned to generate free cash flow and return capital to shareholders; 3 Demonstrated a commitment to Board refreshment to ensure that we have the right governance, skill sets and diversity of experience to oversee our strategy — refreshed half the Board over the past five years; and 3 Emphasized integrity, respect for the environment and for the health, safety and well-being of our employees and the communities where we live and work — building strong relationships that are part of our core values and also contribute to our long term financial and operational success. Successfully Executing on a Strategy to Create Long Term Value PDC has adapted to the changing landscape and is executing a long-term strategy to capitalize on the Company’s high-quality assets and operational capabilities to deliver superior returns for investors. Under the leadership of the Board and management team, PDC has clearly articulated its 2019 operating plan and 2020 outlook, which are centered on financial discipline, free cash flow generation, and profitable growth, all with the clear goal of generating shareholder value.

Your Board Remains Open Minded to Ensure the Best Ideas are Identified and Executed Your Board regularly evaluates the industry landscape and our business, and considers potentially value-enhancing opportunities, which is particularly important in today’s challenging operating and regulatory environment. The Board has engaged with shareholders, continually sought out new ideas and perspectives and refreshed its own composition to ensure diversity of experience and skill sets. PDC has always been — and always will be — open to constructive ideas that are in the best interests of the Company and all shareholders. Consistent with that approach, the Board, including the Nominating and Governance Committee, carefully evaluated the three individuals nominated by Kimmeridge Energy Management Company, LLC (“Kimmeridge”) as it would any proposed candidate. The Board unanimously determined that Kimmeridge’s candidates bring no significant public board experience, no large-scale oil and gas operating and technical expertise, and no Colorado regulatory experience. These nominees, if elected, would narrow the perspectives and skill sets represented on the Board. In contrast, your Board’s three candidates for election at the 2019 Annual Meeting — PDC’s Chief Executive Officer Barton R. Brookman, and independent directors Mark E. Ellis and Larry F. Mazza — bring diverse experience and necessary expertise to support the Company’s operational and financial success. INDEPENDENT INDUSTRY ANALYSTS HAVE RECOGNIZED OUR STRATEGY AND PRIORITIZATION OF FREE CASH FLOW Seaport Global (2.11.19) “PDCE gives you what we consider the gold standard for FY19 – 20% production growth with FCF.” Goldman Sachs (2.28.19) “In our view, PDCE’s projected FCF yield (4%-8%) and volume growth (10%-15%) is highly attractive and differentiated vs most of its SMID E&P peers...” Jefferies (2.27.19) “PDCE remains a rare find in SMID E&P, expected to deliver production growth at a ~18% CAGR through 2020 while generating substantial FCF.” Seaport Global (2.27.19) “After honing the model further, we see $204MM of FCF in FY20 assuming $55 oil, which equates to a best-in-class FCF yield of 8%. In our opinion, nobody has come close to posing a better go-forward outlook than PDCE this earnings period.” Coker Palmer Institutional (3.7.19) “We might argue that PDCE’s management has improved ROA and is now generating free cash flow, thus implying they have been good stewards of the company’s capital.” Note: Permission to use quotations neither sought nor obtained; Such statements made in response to PDC’s 2019 budget announcement

Kimmeridge's Dangerous and Ever-Changing Demands Underscore Its Lack of Public Company Operating Experience

Kimmeridge's ideas and criticisms continue to shift, demonstrating a clear lack of focus. Among other things, Kimmeridge has suggested escalating certain ongoing PDC initiatives to levels that threaten the stability of the Company. In other instances, Kimmeridge has advocated fundamentally value-destructive ideas. In contrast to the clearly articulated plan PDC is executing, Kimmeridge has provided no actual executable plan other than cutting SG&A to dangerous levels, instituting an unsound 4% dividend and participating in M&A transactions with the Company.

Kimmeridge's ideas are self-serving, constantly changing, and display a lack of understanding of how to run a public company. Their ideas include:	On the other hand, PDC is successfully executing a thoughtful and long term operating plan designed to enhance shareholder value, and which already addresses a number of Kimmeridge's themes in a more rational way
SG&A	
Advocated for an extreme more than 50% cut in SG&A of $84 million, which would: × Impair PDC's employees ability to work safely × Compromise PDC's ability to execute its operating plan × Jeopardize PDC's longstanding regulatory, community and environmental efforts × Ignore investment required for long-term value creation	✓ PDC's SG&A levels are consistent with peers and appropriately sized to drive future growth while maintaining financial discipline ✓ PDC plans to reduce capital investments by ~$150 million in 2019 ✓ For 2019, PDC is targeting G&A per barrel of oil equivalent ("Boe") range of $3.00 to $3.40 and lease operating expenses ("LOE") range of $2.85 to $3.15 per Boe ✓ For 2020, PDC is targeting G&A and LOE at or below $3.00 per Boe
Dividend	
Recommended an unsustainable, ill-advised dividend of 4% that is unprecedented in our peer set and would not be a viable policy for a company of PDC's size × After initially advocating a dividend as high as 5%, Kimmeridge recently backtracked to a 3-4% dividend × Kimmeridge then removed the targeted dividend yield altogether in its most recent presentation[1]	✓ PDC employs a disciplined, prudent approach to capital allocation that includes investing for the future ✓ PDC has communicated that it is positioned to return capital to shareholders when the Company generates recurring and sustainable free cash flow quarter over quarter under various commodity price environments
M&A	
Proposed achieving scale through corporate-level, transformative M&A, including using PDC to pursue Kimmeridge's own M&A agenda through equity financing it proposes to provide × Giving Kimmeridge privileged access to influence PDC's M&A strategy is not in the best interests of all PDC shareholders × Kimmeridge has extensive mineral rights in the Permian, including under PDC's acreage, which it has chosen not to publicly disclose and which could pose possible conflicts of interest × PDC believes Kimmeridge's extreme ideas regarding PDC and the industry, and continued involvement with PDC, may continue to negatively impact the willingness of third parties to engage with PDC regarding potential transactions	✓ PDC regularly and methodically evaluates M&A opportunities and has shown discipline and willingness to execute on opportunistic transactions ✓ The Company has communicated its high threshold for new bolt-on acquisitions to ensure it is acquiring assets with the right location, price and quality ✓ PDC has repositioned itself over the last several years, through numerous transactions divesting non-core assets and assembling strong positions in two high return basins ✓ We remain on track to execute the divestiture of our Delaware midstream assets in the first half of 2019

1 Kimmeridge presentation filed April 23, 2019

PDC’s Executive Compensation Is Aligned With Shareholder Interests and Compares Favorably to the Industry PDC’s Board has committed to best practices in executive compensation and taken actions to ensure alignment with shareholders. Since Kimmeridge’s initial strategic and operational ideas are failing to resonate with shareholders, Kimmeridge is now attempting to refocus its misguided proxy fight on executive compensation and is proposing changes that are well outside industry standards and would be inappropriate for any public company. To set the record straight: 3 Executive pay as a percentage of EBITDA is among the lowest of PDC’s peers: # Company Total Comp as a % of EBITDA # Company Total Comp as a % of EBITDA 1 JAG 4.9% 1 JAG 4.2% 2 MTDR 4.2% 2 LPI 4.0% 3 LPI 3.3% 3 MTDR 3.9% 4 CPE 3.3% 4 CPE 2.9% 5 SRCI 2.8% 5 QEP 2.6% 6 WPX 2.4% 6 SRCI 2.4% 7 CRZO 2.3% 7 CDEV 2.2% 8 CDEV 2.1% 8 CRZO 2.2% 9 XOG 1.9% 9 XOG 1.8% 10 QEP 1.9% 10 WPX 1.8% 11 OAS 1.7% 12 SM 1.8% 12 SM 1.6% 13 OAS 1.8% 14 XEC 1.6% 14 XEC 1.5% 15 PE 1.2% 15 PE 1.1% Source: Company filings, Wall Street broker consensus 3 PDC’s compensation is consistent with peers in terms of amount, pay mix and percentage of cash to total compensation 3 Approximately 2/3rds of our executives’ pay already consists of equity incentives that are highly correlated with the absolute and relative performance of our stock, ensuring strong alignment between our executives’ pay and the interests of our stockholders and resulting in substantial differences between the compensation reported in our proxy and the compensation actually realizable by our executives: Note: 2019 proxy peers as per PDC’s 2018 proxy filed 04/16/19, adjusted to removed NFX. 13PDCE 1.6% 11PDCE 1.9% 2019 Proxy Peers — 2018 Named Executive Compensation as % of EBITDA 2018A EBITDA 2019E EBITDA

CEO PAY — REPORTED VS. REALIZABLE 2016-2018 2017-2018 2018 $8 ,5 00 $80 $8 ,5 00 $80 $8 ,5 00 $80 $6 ,8 00 $6 ,8 00 $6,800 $60 $60 $60 $5 ,1 00 $5 ,1 00 $5,100 $40 $40 $40 $3 ,4 00 $3 ,4 00 $3,400 $20 $20 $20 $1 ,7 00 $1 ,7 0 $1,700 $0 $0 $0 $0 $0 $0 Target Realizable Target Realizable Target Realizable *2016-2018 Absolute TSR *2017-2018 Absolute TSR *2018 Absolute TSR Absolute TSR (2017-2018) -59% Absolute TSR (2016-2018) -33% Absolute TSR (2016-2018) -44% Relative TSR Rank 43rd %ile Relative TSR Rank 50th %ile Relative TSR Rank 39th %ile *Absolute TSR through 12/31/2018 Performance Award SARs Restricted Stock Bonus Base Salary We have taken action to ensure continued alignment in our annual cash incentive program, including: 3 3 Use of a strict non-discretionary metric-based quantitative payout for 50% of the annual cash incentive for 2019 Instituting two new corporate metrics — cash flow per debt-adjusted share and free cash flow margin based on $55/bbl NYMEX oil, regardless of increases in NYMEX oil throughout the year, which ensure that management’s compensation is even more closely tied to financial discipline and capital efficiency Even Kimmeridge’s own analysis shows PDC at the low end of executive compensation as compared to other companies with core Midland or Delaware acreage2: 3 TOTAL 2017 NAMED EXECUTIVE OFFICER COMPENSATION AS % OF 2018 CONSENSUS EBITDA 12% 8% 4% 0% Source: Bloomberg and Corporate Reports. 2 Kimmeridge presentation dated June 12, 2018, available at http://kimmeridge.com/wp-content/uploads/2018/11/Zero-Premium-Mergers.pdf and accessed on April 30, 2019 PDC Stock Price PDC Stock Price PDC Stock Price CEO Compensation CEO Compensation CEO Compensation HK RENMTDR ROSECPEAXAS JAG LPIGRZO GDEV SM FANG PDCE EGN PE 0

On the other hand, Kimmeridge’s executive compensation proposals further demonstrate its lack of public company operating experience and include: 2 The adoption of a private equity model, which incentivizes short-term exit events as opposed to long-term shareholder value creation, and which would have the long-term impact of harming our ability to retain and attract top talent in a competitive market for executive talent. 2 Compensation tied overwhelmingly to total shareholder return, which would inappropriately reward or penalize management for commodity price changes and could create incentives for management to make decisions that could have negative long term value consequences. These consequences could include underinvestment in systems, safety and the environment, cutting corners on D&C, drilling only parent wells in the best areas, and/or not pursuing acquisitions. 2 This short-sighted approach is consistent with many of Kimmeridge’s other suggestions, as they are tactics sometimes employed by private companies looking to increase short term returns or have a fast exit, but which are not appropriate for public company long term value maximization. Your Board is committed to continually refining and aligning its compensation approach with long-term shareholder value creation, and in consideration of shareholder feedback. Don’t Let Kimmeridge’s Self-Serving, Value-Destructive Demands Derail the Important Progress Underway at PDC Energy We strongly believe that Kimmeridge’s ideas and actions threaten the future of PDC and the work underway to drive the Company forward. PDC is prioritizing free cash flow and making prudent decisions regarding its capital investment, while continuing to grow its operations and improve efficiencies. The Board and management team are confident that PDC Energy is taking the right steps to unlock the tremendous value of the Company’s high-quality Wattenberg and Delaware assets. We urge you to reject Kimmeridge’s self-serving campaign and protect the value of your investment. Please use the enclosed WHITE proxy card to vote “FOR” your Board’s nominees or by telephone or internet. Simply discard any Gold proxy card that you may receive from Kimmeridge. If you have any questions about how to vote your shares, or need additional assistance, please contact our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at (212) 929-5500 or via email to proxy@mackenziepartners.com. On behalf of your Board of Directors, we thank you for your continued support. Sincerely, Jeffrey C. Swoveland Non-Executive Chairman of the PDC Energy Board

the Company’s proxy solicitor Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Ex-change Act of 1934 (“Exchange Act”) regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical fact included in this letter are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate, schedule and similar expressions or variations of such words are intended to identify forward-looking statements herein. Forward-looking statements include, among other things, statements regarding future: production, costs and cash flows, growth opportunities, commodity prices and differentials and capital expenditures, projects and returns, including that cash flows from operations will exceed expected capital investments in crude oil and natural gas properties in 2019 and 2020. The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this letter reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Throughout this presentation or accompanying materials, we may use the term “projection”, “outlook” or similar terms or expressions, or indicate that we have “modeled” certain future scenarios. We typically use these terms to indicate our current thoughts on possible outcomes relating to our business or the industry in periods beyond the current fiscal year. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty. Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under Item 1A, Risk Factors, made in our Annual Re-port on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”) for further information on risks and uncertainties that could affect our business, financial condition, results of operations and cash flows. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this presentation or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement. ADDITIONAL INFORMATION PDC has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy state-ment, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents from PDC’s website at http://investor.pdce.com/sec-filings. CERTAIN INFORMATION REGARDING PARTICIPANTS PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in con-nection with the matters to be considered at the 2019 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above. THIRD PARTY INFORMATION Certain information contained herein, including but not limited to information identified as “Wall Street broker consensus” estimates, reflect the views of third parties as reflected in publicly available documents. Such information is included herein for illustrative purposes and does not necessarily reflect the views of PDC. PROTECT THE VALUE OF YOUR INVESTMENT — VOTE THE WHITE PROXY CARD TODAY If you have any questions or require any assistance with voting your shares, please contact Call Collect: 212.929.5500 listed below: Toll-Free: 800.322.2885 Email: proxy@mackenziepartners.com